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                                                                    EXHIBIT 23.1

          CONSENT OF COOPERS & LYBRAND L.L.P., INDEPENDENT ACCOUNTANTS


    We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-45349) and the related Prospectus of Polycom, Inc. to be filed with the Securities and Exchange Commission on or about January 30, 1998 and to the incorporation by reference therein in our report dated January 24, 1997, with respect to the consolidated financial statements of Polycom, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


    We also consent to the incorporation by reference therein of our report dated January 24, 1997 with respect to the financial statement schedule of Polycom, Inc. for the year ended December 31, 1996 included in the Annual Report on Form 10-K for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                          /s/ COOPERS & LYBRAND L.L.P.


San Jose, California
February 17, 1998